UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

GIVEMEPOWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	File Number: 000-31006	87-0291528
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001	GMPW	OTCMKTS

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This report and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are discussed in greater detail under Risk Factors section of this report.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On December 30, 2021, as part of its repurchase of unregistered securities it previously sold to Kid Castle Educational Corp., a Delaware Corporation, GiveMePower Corporation transferred its 100% interest in, and control of Alpharidge Capital, LLC (“Alpharidge”), a California Limited Liability Company, in exchange for the One (1) Million Preferred Stock of GiveMePower Corporation at par value of $0.001, which it previously sold to Kid Castle Educational Corp on September 15, 2020. This transaction was accounted for as disposition of asset/subsidiary.

Item 3.02 Unregistered Sales of Equity Securities

On December 30, 2021, GiveMePower Corporation (the “Company”) entered into a stock repurchase agreement with Kid Castle Educational Corp., a Delaware Corporation that is related to our President and CEO with respect to the a repurchase of the for the One (1) Million Preferred Stock of GiveMePower Corporation at par value of $0.001, which it previously sold to Kid Castle Educational Corp on September 15, 2020, in exchange for the transfer to Kid Castle Educational Corp, of 100% interest in, and control of Alpharidge Capital, LLC (a California Limited Liability Company). The Company previously acquired Alpharidge from Goldstein Franklin, Inc. on December 31, 2019. GiveMePower intends to cancel the One (1) Million Preferred Stock immediately upon receipt.

Item 8.01 Other Events

On December 30, 2021, Givemepower Corporation, a Nevada corporation (the “Purchaser”), entered into a Securities Purchase Agreement (the “SPA”), by and among the Company, Kid Castle Educational Corp., a Delaware Corporation (“Seller”), pursuant to which, subject to the terms and conditions of the SPA, Alpharidge Capital, LLC, a wholly owned subsidiary of Givemepower Corporation will merge with and into Kid Castle Educational Corp. (the “Merger”), with Alpharidge Capital, LLC. surviving such Merger as a wholly owned subsidiary of Kid Castle Educational Corp.

The resulting effect of this transaction is that all assets and liabilities associated with Alpharidge Capital, LLC. will henceforth report under Kid Castle Educational Corp. All assets and liabilities related to Alpharidge Capital, LLC. that used to be consolidated into Givemepower Corporation financial statements will henceforth be reported into Kid Castle Educational Corp’s financial statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated December 30, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GiveMePower Corporation

Dated:	April 6, 2023	By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, CFM
President and CEO